STATE OF FLORIDA

                               DEPARTMENT OF STATE



I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, along with the Corporation Annual Report for the year 1996, for PSI INDUSTRIES, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is J38802.






                                     Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the
                                   Capitol, this Twenty-fifth day of April, 1997

                                                    /S/

                                               Sandra B. Mortham
                                              Secretary of State


GREAT SEAL OF THE
STATE OF FLORIDA
In God We Trust

[SEAL]

CR2EO22 (2-95)

                            ARTICLES OF INCORPORATION

                                       OF

                         PHOTOLINE SUPPLIES INCORPORATED


         The undersigned acting as incorporator of this corporation pursuant to Chapter 607 of the Florida Statutes hereby forms a corporation for profit under the laws of the State of Florida and adopts the following Articles of Incorporation for such corporation:


                         ARTICLE I - NAME OF CORPORATION
                         -------------------------------

         The name of this corporation stall be PHOTOLINE SUPPLIES INCORPORATED


                         ARTICLE II -TERMS OF EXISTENCE
                         ------------------------------

      This corporation shall exist perpetually commencing such existence on October 20, 1986.


                          ARTICLE III - GENERAL PURPOSE
                          -----------------------------

         The general purpose for which this corporation is organized shall be:

         (1) To manufacture, construct: purchase or otherwise acquire and to own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, and to invest in, trade in, deal in and with products, goods, wares, merchandise, real and personal property and services of every kind, class and description.

         (2) To organize, equip and manage a photographic supply business.

         (3) It is Intended that this corporation is organized for and may conduct and transact any or all lawful business authorized and not prohibited by Chapter 607, Florida Statutes, as the same may be from time to time amended. Provided, however, and notwithstanding the generality of the foregoing, this corporation is not to conduct a banking, safe deposit, trust, insurance, surety, express, building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition business.

                           ARTICLE IV - CAPITAL STOCK
                           --------------------------

         The maximum number of shares of capital stock that this corporation is authorized to issue and have outstanding at any one time is Seven Thousand Five Hundred (7,500) shares of common stock having a par value of one dollar ($1.00) per share.


                      ARTICLE V - INITIAL REGISTERED OFFICE
                      -------------------------------------
                              AND REGISTERED AGENT
                              --------------------

         The initial street address of the registered office of this corporation in the State of Florida will be 200 Sweetwater Square, Fox Valley Drive, Longwood, Florida 32779. The Board of Directors may from time to time move the registered office to any other address in Florida. The name of the initial registered agent of this corporation at that address is Stephen C.L. Chong. The Board of Directors may from time to time designate a new registered agent.


                     ARTICLE VI - INITIAL BOARD OF DIRECTORS
                     ---------------------------------------

         A. The initial number of Directors of this corporation shall be four
(4).

         B. The number of Directors may be increased or diminished from time to time by By-Laws adopted by the shareholders, but shall never be less than one.

         C. The name and street address of the initial members of the Board of Directors, who shall hold office for the first year of existence of this corporation or until their successors are elected or appointed and have qualified are:

              NAME STREET ADDRESS ---- --------------

Dominick M. Seminara              2446 Sweetwater Country Club Drive
                                  Apopka, Florida 32712

Carol J. Seminara                 2446 Sweetwater Country Club Drive
                                  Apopka, Florida 32712

Deborah A. Seminara               2446 Sweetwater Country Club Drive
                                  Apopka, Florida 32712

Lisa A. Seminara                  2446 Sweetwater Country Club Drive
                                  Apopka, Florida 32712

                           ARTICLE VII - INCORPORATOR
                           --------------------------

         The name and address of the incorporator of this corporation is:

          NAME                                     ADDRESS
          ----                                     -------

Dominick M. Seminara                  2446 Sweetwater Country Club Drive
                                      Apopka, Florida 32712



                      ARTICLE VIII - AMENDMENT TO ARTICLES
                      ------------------------------------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto any right conferred upon the shareholders is subject to this reservation.


                          ARTICLE IX - INDEMNIFICATION
                          ----------------------------

         The corporation shall indemnify any registered agent, officer, director or incorporator, or any former registered agent, officer or director, to the full extent permitted by law.

         IN WITNESS WHEREOF, the undersigned incorporator has made and subscribed these Articles of Incorporation at Longwood, Florida the 13th day of October, 1986.


                                                 /S/
                                                 ------------------------------
                                                 Dominick M. Seminara

STATE OF FLORIDA
COUNTY OF SEMINOLE

                  BEFORE ME, the undersigned authority, personally appeared Dominick M. Seminara, known to me to be the individual described in and who executed the foregoing Articles of Incorporation, and he acknowledged that he subscribed the said instrument for the uses and purposes set forth herein.

                  WITNESS my hand and official seal in the County and State last aforesaid this 13th day of October, 1986.

                                               /S/
                                               --------------------------------
                                               Notary Public - State of Florida

                                                My Commission Expires: